SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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THE SANDS REGENT

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THE SANDS REGENT

345 North Arlington Avenue

Reno, Nevada 89501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on November 3, 2003

To Our Shareholders:

The Annual Meeting of Shareholders of The Sands Regent will be held at 10:00 a.m., on November 3, 2003, at the Sands Regency Casino/Hotel, 345 North Arlington Avenue, Reno, Nevada, for the following purposes:

1.  To amend the Company’s Articles of Incorporation to eliminate the staggered Board of Directors and provide for the annual election of all Directors.

2.  To elect three (3) directors, each to serve for a one-year term (or for three-year terms if Proposal No. 1 is not adopted and approved) or until their respective successors are duly elected and qualified.

3.  To amend the Company’s Articles of Incorporation to reduce the votes required for certain corporate transactions from two-thirds of the outstanding shares of each class of stock entitled to vote to a majority of the outstanding shares of each class of stock entitled to vote.

4.  To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on September 24, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

By Order of the Board of Directors,

PETE CLADIANOS III, Secretary

Reno, Nevada

September 29, 2003

THE SANDS REGENT

345 North Arlington Avenue

Reno, Nevada 89501

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 3, 2003

This proxy statement and accompanying proxy are furnished to shareholders of The Sands Regent (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders (the “Meeting”) to be held at the Sands Regency Casino/Hotel, 345 North Arlington Avenue, Reno, Nevada, on November 3, 2003 at 10:00 a.m. and at any and all adjournments or postponements of the Meeting.

All shares of our common stock which are entitled to vote and are represented at the Meeting by properly executed proxies received at or prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR an amendment to our Articles of Incorporation to eliminate the staggered Board of Directors and provide for the annual election of all Directors, FOR the election of the three (3) nominees to our Board of Directors named below, and FOR an amendment to our Articles of Incorporation to reduce the votes required for certain corporate transactions from two-thirds of the outstanding shares of each class of stock entitled to vote to a majority of the outstanding shares of each class of stock entitled to vote. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE SHAREHOLDERS ON OR ABOUT OCTOBER 2, 2003.

Execution and delivery of the enclosed proxy will not affect the right of any person to attend the Meeting and vote in person. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivering a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. The presence of a shareholder at the Meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the Meeting will revoke a proxy as to the matter on which the ballot is cast.

For the election of the nominees to the Board of Directors, the nominees receiving the highest vote totals will be elected. The approval of the proposed amendments to the Articles of Incorporation requires the affirmative vote of two-thirds of all outstanding shares of common stock of the Company entitled to vote on the proposals. All other matters to be voted on will be decided by a majority of the shares present or represented by proxy at the Meeting and entitled to vote.

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. In order to constitute a quorum for the conduct of business at the Meeting, shares representing a majority of the outstanding shares of our common stock entitled to be cast at the Meeting must be represented in person or by proxy at the Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes against the approval of any matters submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Solicitation Expenses

The cost of this solicitation will be borne by the Company. In addition to the use of the mails, the Company’s officers, directors and other regular employees, without additional compensation, may also solicit proxies personally or by other appropriate means. Following the original mailing of the proxies and other soliciting materials, employees or agents of the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Voting Securities

Only shareholders of record at the close of business on September 24, 2003, will be entitled to vote at the Meeting. The outstanding voting securities of the Company on that date were 5,004,055 shares of $0.10 par value common stock. Each outstanding share or our common stock will be entitled to one vote.

PROPOSAL NO. 1

AMENDMENT OF ARTICLES OF INCORPORATION TO ELIMINATE THE STAGGERED BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

The Board of Directors of the Company seeks shareholder approval to amend the Company’s Articles of Incorporation to eliminate the staggered Board of Directors and provide for the annual election of all Directors. Article VII, subparagraph 3 of the Articles of Incorporation currently provide that the members of our Board of Directors are divided into three classes with approximately the same number of directors in each class. Each year, historically, one class of directors has been elected to hold office for a three year term until their respective successors have been duly elected and qualified.

This proposal would amend Article VII, subparagraph 3 of the Articles of Incorporation which would be deleted and replaced in its entirety with the following:

“3.    The members of the Board of Directors shall be elected on an annual basis for a one year term. Notwithstanding anything to the contrary, any Director may be removed from office at any time by the vote of written consent of shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.”

The Board believes that, among other things, the current staggered director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, would generally be required to effect a change in a majority of the Board of Directors. Thus, the staggered board provision could increase the likelihood that incumbent directors will retain their positions. We believe that the annual election of directors will also result in a Board that is more accountable and more responsive to shareholder concerns. The Board of Directors believes that it is in the best interests of the shareholders of the Company to eliminate the staggered Board. If the amendment is approved, all Directors of the Company will each stand for re-election at the 2004 Annual Meeting and every year thereafter, rather than serving three year terms.

Assuming Proposal No. 1 is adopted and approved, the Directors elected at this Meeting will be required to stand for re-election at the Company’s 2004 Annual Meeting. Because they were elected at the 2001 Annual Meeting to serve a three-year term expiring at the 2004 Annual Meeting, Louis J. Phillips and Ferenc B. Szony will be required to stand for re-election at the 2004 Annual Meeting regardless of whether Proposal No. 1 is adopted and approved. Katherene Latham, Pete Cladianos, Jr. and Pete Cladianos III, who were elected at the 2002 Annual Meeting to serve a three-year term expiring at the 2005 Annual Meeting, have agreed to stand for re-election at the 2004 Annual Meeting if Proposal No. 1 is adopted and approved.

If approved, this proposal will become effective upon the filing of an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to follow shortly after the approval of this proposal. The Board has already approved an amendment to the Company’s Amended and Restated Bylaws, which is effective only upon shareholder adoption and approval of Proposal No. 1. This amendment amends the provisions of the Bylaws, providing for classification of the Board, to conform with the Articles of Incorporation as they would be amended by Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS AMENDMENT TO THE ARTICLES OF INCORPORATION.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation allow for not less than three nor more than nine directors. The number of directors is currently set at eight members as provided by the Company’s Bylaws. In accordance with our Articles of Incorporation, members of the Board of Directors have been divided into three classes with approximately the same number of directors in each class. Each year, one class of directors is elected to hold office for a three year term until their respective successors have been duly elected and qualified. As discussed in Proposal No. 1 above, the Company’s shareholders are being asked to adopt and approve an amendment to the Company’s Articles of Incorporation eliminating the staggered Board of Directors and providing for the annual election of all Directors. Messrs. Jon N. Bengtson, Larry Tuntland and David R. Grundy have been nominated for re-election to the Board of Directors. If Proposal No. 1 is not adopted and approved, these individuals would serve for a term expiring at the Company’s 2006 Annual Meeting. If Proposal No. 1 is adopted and approved, they would serve a one-year term and stand for re-election at the Company’s 2004 Annual Meeting. The nominees securing the highest number of votes, up to the number of directors elected, will be elected as directors. All proxies received by the Board of Directors will be voted FOR the election of the nominees if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Information regarding the director nominees, the continuing directors and executive officers, including their stock ownership, furnished in part by each such person, follows.

Director Nominees Name	Director Since	Expiration of Term
Jon N. Bengtson	8/84	*
Larry Tuntland	3/99	*
David R. Grundy	8/02	*

*	Nominees for terms expiring in 2004 (Expiring in 2006 if Proposal No. 1 is not adopted and approved at this Meeting).

Continuing Directors Name	Director Since	Expiration of Term
Louis J. Phillips	5/98	2004
Ferenc B. Szony	12/97	2004
Katherene Latham	8/84	*
Pete Cladianos, Jr.	8/84	*
Pete Cladianos III	11/85	*

*	Directors with terms expiring in 2005 (Standing for re-election in 2004 if Proposal No. 1 is adopted and approved at this Meeting).

DIRECTORS AND EXECUTIVE OFFICERS

The following are the biographies of the Company’s directors and executive officers as of September 11, 2003:

KATHERENE LATHAM (age 72) has been Chairman of the Board of Directors of the Company since August 1984. Ms. Latham has been involved in the gaming and lodging industries in Reno for over 46 years.

PETE CLADIANOS, JR. (age 73) has been Vice Chairman of the Board of Directors since December 1997, and a director since August 1984. Mr. Cladianos was President, Chief Executive Officer and a director of the Company or its predecessor to December 1997 and has been involved in the gaming and lodging industries in Reno for nearly 49 years.

JON N. BENGTSON (age 59) has served as a director of the Company since August 1984. Since January 1996, Mr. Bengtson has served as Chairman of the Board of Directors of Radica Games, Limited. From January 1998 to October 2001, Mr. Bengtson has held various positions with Sharegate, Inc., a telecommunications company, including as a director and Chief Financial Officer. From January 1996 to January 1998, Mr. Bengtson served as Executive Vice President and Chief Operating Officer of the Company. Mr. Bengtson currently serves as a member of the board of directors of Radica Games Limited and Altair Nanotechnologies, Inc., both public companies.

PETE CLADIANOS III (age 44) has been Secretary of the Company since August 1984 and was elected as a director in November 1985. Mr. Cladianos served as Executive Vice President of the Company from January 1996 to November 1998. In May 2003, Mr. Cladianos received his Juris Doctor degree from the University of the Pacific, McGeorge School of Law.

FERENC B. SZONY (age 48) was appointed President and Chief Executive Officer and a director of the Company in December 1997. From June 1981 to March 1997, Mr. Szony served in several executive positions within the Hilton Hotel Corporation, last serving as President of the Reno Hilton Resort from November 1994 to March 1997. Mr. Szony was an independent gaming consultant just prior to starting with the Company.

LOUIS J. PHILLIPS (age 65) has served as a director of the Company since May 1998. He is a management consultant and current faculty member of the University of Nevada, Reno Executive Development Program. At the University of Nevada, he was the first Mead Dixon Distinguished Professor of Management. Mr. Phillips has spent much of his career as a senior gaming industry executive. At Harrahs Entertainment he served as President and Chief Operating Officer of Harrah’s Nevada, and with Viejas Enterprises in San Diego, California, which operated, among other things, a casino on Native American land, he served as interim Chief Executive Officer from January to June 2000. Mr. Phillips has worked in both private and public sectors and in academia.

LARRY TUNTLAND (age 63) has served as a director of the Company since March 1999. Mr. Tuntland has also served, since January 14, 1998, on the Board of Media West-RNI, Inc. (a subsidiary of Gannett

Newspapers) and since October 1999, has been a member of the Advisory Board of Wells Fargo Bank of Nevada. Mr. Tuntland was a director of Norwest Bank of Nevada from June 1997 until October 1999.

DAVID R. GRUNDY (age 53) has served as a director of the Company since August 2002. Mr. Grundy is an attorney, practicing primarily in the fields of litigation and business law in Reno, Nevada, with the firm, Lemons, Grundy & Eisenberg. Mr. Grundy has been a principal owner of the firm since 1981, and has served as its president since 1994. From 1997 to 2002, Mr. Grundy served as chairman of the board of Prospector Gaming Enterprises, Inc., which operated the Gold Ranch Casino west of Reno until its acquisition by the Company.

ROBERT J. MEDEIROS (age 38) was appointed Chief Operating Officer of the Company in June 2002. From June 1998 through May 2002, Mr. Medeiros served as General Manager and was a shareholder of Gold Ranch Casino and R.V. Resort. From July 1987 until June 1998, Mr. Medeiros served as a gaming industry lender and other commercial lending capacities for Wells Fargo and First Interstate Bank.

DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III is the son of Pete Cladianos, Jr.

In connection with the acquisition of Prospector Gaming Enterprises, Inc., a Nevada corporation (“PGE”), completed by the Company on June 1, 2002, the Company’s wholly-owned subsidiary Last Chance, Inc., issued a subordinated note in the amount of approximately $5.6 million payable to PGE. This note, with a variable interest rate of prime plus 2.5%, has a seven year straight-line amortization and matures on June 1, 2007, when the balance of all unpaid principal is due and payable. As a shareholder at the time of the acquisition, Mr. Medeiros, the Company’s Chief Operating Officer, was partially compensated for his PGE shares pursuant to an assignment by PGE of a portion ($157,000) of the note payable by Last Chance.

In addition, David R. Grundy was appointed to our Board of Directors in August 2002 pursuant to the Asset Purchase Agreement dated as of December 27, 2001 by and between PGE and Last Chance.

INFORMATION RELATING TO THE BOARD OF DIRECTORS

AND CERTAIN COMMITTEES OF THE BOARD

Meetings and Attendance

The Board of Directors of the Company held four regular meetings and two special meetings during the fiscal year ended June 30, 2003. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which each served during fiscal 2003 or the portion of the year during which each served as director.

Committees

The Board of Directors of the Company has an Audit Committee, a Compensation and Governance Committee (referred to as the Compensation Committee until May 19, 2003), and a Gaming Compliance Committee. Until May 19, 2003, the Board of Directors of the Company also had a Stock Option Committee and an Executive Committee. The responsibilities of the Stock Option Committee were assumed by the Compensation and Governance Committee. Neither the Stock Option Committee nor the Executive Committee met during fiscal 2003. The Board does not have a nominating committee.

Audit Committee.    The Audit Committee members are Messrs. Jon N. Bengtson, David. R. Grundy (who replaced Mr. Louis J. Phillips on May 19, 2003), and Larry Tuntland. Mr. Phillips and all current Audit Committee members satisfy the “independence” requirements of Nasdaq and the other requirements specified in the Audit Committee Charter, including the ability to read and understand fundamental financial statements. The primary duties of the Audit Committee in fulfilling its oversight responsibilities is to assist the Board of Directors by:

•	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control systems;

•	reviewing and appraising the audit efforts of the Company’s independent auditor and internal auditing department; and

•	providing an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, and the Board of Directors.

The Board of Directors has reviewed, assessed the adequacy of, and approved a formal written charter for the Audit Committee. The complete text of the Audit Committee Charter is set forth in Appendix A to this Proxy Statement. The Board of Directors and Audit Committee will take appropriate action, including reviewing and revising the Audit Committee charter, to address any requirements that Nasdaq may impose as a result of the Sarbanes-Oxley Act of 2002 or otherwise.

There were four Audit Committee meetings held during fiscal 2003.

Compensation and Governance Committee.    The Compensation and Governance Committee reviews and approves executive salaries, considers awards to be granted under our incentive bonus plan, administers stock option grants under our stock option plan and performs other related functions upon request of the Board of Directors. The Committee also adopts and administers the corporate governance standards of the Company and its executives and principal officers. The members are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are presently Messrs. David R. Grundy, Louis J. Phillips and Larry Tuntland. There were two meetings held during fiscal 2003.

Gaming Compliance Committee.    The Gaming Compliance Committee, as required by the Nevada Gaming Authorities, is intended to assist the Board of Directors and management in obtaining information necessary to make decisions for hiring certain individuals, regulatory compliance and associations with third parties which may require due diligence. The members are Messrs. Louis J. Phillips, Jon N. Bengtson and Pete Cladianos III. There were four meetings held during fiscal 2003.

Compensation of Directors

Directors who are officers or employees of the Company do not receive compensation for their services as directors. The directors, who are not employees of the Company (“Independent Directors”), receive as compensation for services: (i) a $6,000 annual retainer; (ii) $1,000 for each Board of Directors meeting attended; and (iii) $300 for each Board committee meeting attended. In the fiscal year ended June 30, 2003, Jon N. Bengtson, Louis J. Phillips, Larry Tuntland and David R. Grundy each earned $12,400, $12,400, $11,200, and $7,500, respectively.

In August 2003, the Board adopted a new compensation policy for members of the Board. Under the new policy, Independent Directors are entitled to receive: (i) an annual stipend of $5,000 for service as a member of the Board; (ii) $2,500 for each Board meeting attended; (iii) $5,000 per year for additional services rendered as the Chairman of the Board; and (iv) $4,000 per year for services rendered on a committee of the Board.

The Company’s Amended and Restated Stock Option Plan for Executive and Key Employees provides for the grant of non-qualified stock options to Independent Directors. Upon initial election or appointment as an Independent Director, the Board may grant stock options to purchase up to 25,000 shares of the Company’s common stock. Thereafter, on the date of the Annual Meeting of Shareholders, each Independent Director receives an automatic stock option grant to purchase 7,500 shares of the Company’s common stock with an exercise price equal to fair market value on the date of grant. All options granted vest in full on the first anniversary of the grant date. On November 4, 2002, each of the Independent Directors serving on the Board as of that date received the automatic stock grant to purchase 7,500 shares of the Company’s common stock at an exercise price of $3.30 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 11, 2003, the amount and percentage of the outstanding shares of our common stock which, according to the information furnished to us, are beneficially owned by:

•	each shareholder known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each member of the Board of Directors, including the nominees for election at the Meeting;

•	our Named Officers, as defined on page 10; and

•	all current executive officers and directors as a group.

The number and percentage of shares beneficially owned is based on 5,004,055 shares outstanding as of September 11, 2003, our record date. Beneficial ownership includes any shares as to which the shareholder has voting power or investment power and any shares that the shareholder has the right to acquire within 60 days of the record date, through the exercise of any stock option, warrant or other right. Unless otherwise indicated in the table or the footnotes, each shareholder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Directors and Named Officers
Katherene Latham(2)(3)	1,002	*
Pete Cladianos, Jr.(2)(3)(4)	1,039,947	20.8%
Pete Cladianos III(2)(3)(5)	76,909	1.5%
Jon N. Bengtson(1)	42,502	*
Ferenc B. Szony(1)(2)	250,000	4.8%
Louis J. Phillips(1)	40,000	*
Larry Tuntland(1)	40,000	*
David R. Grundy(1)	7,500	*
Robert J. Medeiros(1)(2)	20,000	*
All named officers and directors as a group (9 persons)	1,517,860	28.2%

5% Beneficial Holders
Deborah Lundgren(6) c/o Doug Damon, CPA 5301 Longley Lane, Bldg. D-142 Reno, Nevada 89511	1,009,936	18.8%

*	Less than 1%
(1)	Includes 37,500, 250,000, 40,000, 40,000, 7,500, and 15,000 shares subject to options, which are presently exercisable or exercisable within 60 days by Jon N. Bengtson, Ferenc B. Szony, Louis J. Phillips, Larry Tuntland, David R. Grundy, and Robert J. Medeiros, respectively.
(2)	This individual is also an Executive Officer of the Company.
(3)	Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Bradley and Allison Cladianos are the son and daughter of Pete Cladianos III, respectively.
(4)	Includes 386,286 shares held in trusts for the benefit of Pete Cladianos III, 375,500 shares held in trusts for the benefit of Antonia Cladianos II, 254,596 shares held in trusts for the benefit of Leslie Cladianos and 23,565 shares held in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.
(5)	Includes 16,909 shares held in a trust for the benefit of Bradley Cladianos, son of Pete Cladianos III and 40,000 shares subject to options which are presently exercisable.
(6)	Represents shares held by Ms. Lundgren and in various trusts for the benefit of her children as to which Ms. Lundgren is the trustee. Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., Vice Chairman of the Board of Directors.

PROPOSAL NO. 3

AMENDMENT OF ARTICLES OF INCORPORATION TO REDUCE THE VOTES REQUIRED FOR CERTAIN CORPORATE TRANSACTIONS FROM TWO-THIRDS OF THE OUTSTANDING SHARES OF EACH CLASS OF STOCK ENTITLED TO VOTE TO A MAJORITY OF THE OUTSTANDING SHARES OF EACH CLASS OF STOCK ENTITLED TO VOTE

The Board of Directors of the Company seeks shareholder approval and adoption of an amendment to the Company’s Articles of Incorporation to reduce the votes required for certain corporate transactions from two-thirds of the outstanding shares of each class of stock entitled to vote to a majority of the outstanding shares of each class of stock entitled to vote.

Currently, Article XII, subparagraph 1 requires the affirmative vote or written consent of sixty-six and two-thirds percent (66 2/3%) vote of the outstanding shares of each class of stock of the Company entitled to vote to approve, adopt or authorize the following corporate transactions:

•	any merger, consolidation, amalgamation or combination of the Company or any subsidiary of the Company with or into Interested Stockholders;

•	any merger, consolidation, amalgamation or combination of Interested Stockholders with or into the Company or any subsidiary of the Company;

•	the issuance of any securities of the Company or of any subsidiary of the Company to an Interested Stockholder or the acquisition by the Company or by any subsidiary of the Company of any securities issued by an Interested Stockholder;

•	any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, by the Company in one transaction or a series of related transactions of all or substantially all of the assets of the Company or of any subsidiary of the Company to an Interested Stockholder;

•	any reclassification of securities (including any reverse stock split), recapitalization or other transaction which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of stock or convertible securities of the Company owned directly or indirectly by an Interested Stockholder within five (5) years after such Interested Stockholder became an Interested Stockholder;

•	any plan or proposal by an Interested Stockholder for the dissolution or liquidation of the Company; or

•	any agreement, contract or arrangement providing for any of the above.

“Interested Stockholder” means any person, firm, corporation or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of the Company and any affiliate, subsidiary, parent or associate of any such person.

This proposal would reduce the voting requirement for the above corporate transactions from sixty-six and two-thirds percent (66 2/3%) to a majority vote requirement. The Board of Directors believes that, among other things, the current provisions exceed the usual majority vote requirement and enables the holders of more than 33 1/3% of the voting power to prevent such transactions even if they are approved by the holders of a majority of the voting power. The Board believes the amendment is necessary to eliminate the possibility that a group of minority shareholders acting in concert could block an action that would be in the best interests of a majority of the Company’s shareholders. If adopted, this proposal would have the effect of permitting a majority of the shareholders to approve transactions beneficial to the Company and its shareholders. In addition, elimination of these supermajority voting provisions is consistent with the Board’s goal of promoting efficient and effective management of the Company.

If approved, this proposal will become effective upon the filing of an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to follow shortly after the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS AMENDMENT TO THE ARTICLES OF INCORPORATION.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation of Named Officers

The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 2003, 2002 and 2001, of those persons who were, respectively, at June 30, 2003 (i) the Company’s Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 2003 exceeded $100,000 (collectively, the “Named Officers”).

Summary Compensation Table

Name and Principal Position	Annual Compensation				Long-Term Compensation Awards
	Year	Salary		Bonus	Securities Underlying Options	All Other Compensation
Ferenc B. Szony	2003	$370,000		$228,159	-0-	$-0-
President and Chief Executive Officer	2002	369,978		450,181	-0-	-0-
	2001	353,173		234,500	50,000	-0-

Robert Medeiros	2003	165,770		-0-	60,000	490
Executive Vice President, Chief Operating	2002	12,692	(1)	-0-	60,000	-0-
Officer	2001	-0-		-0-	-0-	-0-

(1)	Hired June 1, 2003. Represents partial year salary.

Stock Options Granted In Last Fiscal Year

The following table sets forth information concerning options granted to each Named Officer pursuant to the Company’s Amended and Restated Stock Option Plan for Executive and Key Employees during the fiscal year ended June 30, 2003.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year 2003	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Ferenc B. Szony	-0-	0%	$-0-	—	$-0-	$-0-
Robert Medeiros(3)	60,000	100%	3.01	06/01/13	113,500	287,800

(1)	The options have a ten year term and the exercise price is equal to the fair market value on the date of grant.
(2)	The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission’s rules and are not intended as a forecast of possible future appreciation in stock prices. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option period, no value will be realized from the option grants made to the Named Officers.
(3)	One quarter of options vest each one year period beginning on June 1, 2004.

Stock Options Exercised in Last Fiscal Year And Fiscal Year-end Option Values

The following table sets forth information with respect to each Named Officer concerning the exercise of options during fiscal 2003 and, based upon the fair market value of our common stock as of June 30, 2003, stock options held as of the end of fiscal 2003.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ferenc B. Szony	-0-	-0-	250,000	-0-	$423,800	$-0-
Robert Medeiros	-0-	-0-	15,000	105,000	300	1,500

(1)	Determined by calculating the spread between the fair market value of our common stock on the date of exercise and the exercise price of the options.
(2)	Based on the closing sales price of our common stock ($3.02) on Nasdaq on June 30, 2003, minus the exercise price of the in-the-money options, multiplied by the number of shares to which the in-the-money option relates.

Employment and Other Arrangements

Mr. Ferenc B. Szony entered into a two-year employment agreement on December 15, 1998, as amended on December 15, 1999, pursuant to which Mr. Szony agreed to serve as President and Chief Executive Officer of the Company. The term of the agreement is automatically renewed each December 15 for an additional one year period without notice of nonrenewal to the contrary. Under the terms of the agreement, Mr. Szony is paid a base salary of $370,000 per annum, to be reviewed and adjusted annually by the Board of Directors, but not lower than $370,000.

Mr. Szony is also eligible to receive an annual bonus of 40% of his base salary pursuant to the Company’s bonus program which provides for bonuses up to 200% of the base bonus amount in the event certain financial performance goals are achieved.

The agreement with Mr. Szony also provides that if Mr. Szony’s employment with the Company is terminated by the Company for any reason other than for cause or for termination/change in control (as defined in the employment agreement), compensation and benefits pursuant to the agreement shall continue for the remaining term of the agreement. In the event of termination due to total disability, all compensation and benefits shall continue for twelve months following such termination.

On January 3, 2001, Mr. Szony entered into an executive bonus agreement whereby Mr. Szony received a $228,159 bonus on December 15, 2001 and the same amount on December 15, 2002. Such payment of bonuses was contingent on the continued employment of Mr. Szony by the Company on the dates the bonuses are payable.

Mr. Robert J. Medeiros entered into a two-year employment agreement on June 1, 2002, pursuant to which Mr. Medeiros agreed to serve as Chief Operating Officer of the Company. The term of the agreement is automatically renewed each June 1 for additional one-year period absent notice of non-renewal by either party. Under the terms of the agreement, Mr. Medeiros is paid a base salary of $175,000 per annum. Mr. Medeiros is also eligible to receive an annual bonus of 40% of his base salary pursuant to the Company’s bonus program, which provides for bonuses up to 200% of the base bonus amount in the event certain financial performance goals are achieved. In addition, Mr. Medeiros received options to purchase 60,000 shares of our common stock as of the date of the agreement, an additional 60,000 options on the first anniversary of the agreement, and will receive an additional 60,000 options upon the first one-year extension of the agreement. These stock options vest equally over four years and are subject to the terms and conditions of the Company’s Amended and Restated Stock Option Plan for Executive and Key Employees.

The agreement with Mr. Medeiros also provides that if Mr. Medeiros’s employment with the Company is terminated by the Company for any reason other than for cause (as defined in the employment agreement), compensation and benefits pursuant to the agreement shall continue for twelve months following the date of such termination. In the event of termination due to total disability, all compensation and benefits shall continue for six months following such termination.

The Audit Committee and Executive Compensation Reports that follow will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates same by reference.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of independent directors as required by the listing standards of Nasdaq. The Audit Committee reviews and approves the Audit Committee Charter annually following the Annual Shareholders’ Meeting or at such other times as deemed appropriate by the Audit Committee.

As set forth in more detail in the charter, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities and its primary duties fall into three broad categories, which are to:

1.    Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

2.    Review and appraise the audit efforts of the Company’s independent auditor and internal auditing department.

3.    Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent auditor to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. The Audit Committee’s review included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditor.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in the matters involving auditing or accounting. In the performance of their duties, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by the independent auditor.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the SEC.

Submitted on August 20, 2003, by the members of the Audit Committee of the Board of Directors.

Jon N. Bengston

Larry Tuntland

David R. Grundy

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees.    Audit fees billed to the Company by Deloitte & Touche LLP with respect to the fiscal 2003 financial statements were $94,000.

Financial Information Systems Design and Implementation Fees.    No services were performed by, or fees incurred to, Deloitte & Touche LLP in connection with financial information systems design and implementation projects for fiscal 2003.

All Other Fees.    All other fees billed by Deloitte & Touche LLP with respect to fiscal 2003 were $8,875 related to the audit of our 401(k) Plan.

The Audit Committee believes that the provision of services rendered under “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining Deloitte & Touche LLP’s independence.

EXECUTIVE COMPENSATION REPORT

General

The Compensation and Governance Committee of the Board of Directors, whose present members are David R. Grundy, Larry Tuntland, and Louis J. Phillips, is empowered, pursuant to the Company’s Bylaws, to determine the compensation of all executive officers.

In order to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the duties of the Compensation and Governance Committee are to grant stock options and to administer the Company’s Amended and Restated Stock Option Plan for Executive and Key Employees. The members of the Compensation and Governance Committee are non-employee directors within the meaning of Rule 16b-3.

Compensation for the Chairman and Vice Chairman of the Board, the President and the Executive Vice Presidents is reviewed and established, from time to time, by the Board of Directors. Executive Officers do not participate in any Board decision relative their respective compensation.

The Company’s executive compensation policy and philosophy is multifaceted. Our compensation program seeks to:

•	provide salaries that are competitive in the marketplace and designed to attract and retain highly-qualified executives;

•	closely link certain compensation received by individuals to the performance of the Company and, in certain instances, the achievement of individual goals; and

•	establish motivational incentives by providing the executive with a financial interest in the success of the Company similar to the interests of the Company’s shareholders.

Consistent with our philosophy, the Company’s current compensation plan involves a combination of:

•	salary and bonuses, to reward short-term performance; and

•	grants of stock options, to encourage and reward longer-term performance.

The key performance criterion in determining bonus payments is the level of income from operations attained by the Company. Appropriate adjustments are considered, from time to time, to take into account market conditions and other factors impacting the Company’s performance. The management responsibilities of the Company’s executives and individual performances are also given significant consideration.

The Company’s primary long-term incentive program consists of granting stock options to encourage achievement of long-term goals and objectives consistent with results that benefit our shareholders. These objectives include:

•	operating profitability;

•	earnings per share growth;

•	return on invested capital; and

•	return on shareholders’ equity.

In addition, in determining stock option grants, the Compensation and Governance Committee takes into account such other factors as it deems appropriate to a determination of the individual optionee’s value to the Company and his potential contribution to its long-term success. The Compensation and Governance Committee issues all stock options at exercise prices of not less than the market value of the Company’s Common Stock on the date of grant, ensuring that any value derived from such options will depend on subsequent increases in share value realized by our shareholders in general.

The Revenue Reconciliation Act of 1993, enacted August 10, 1993, amended the Internal Revenue Code of 1986 (the “Code”) and included a provision (Section 162(m) of the Code) which denies a deduction to any publicly held corporation for compensation paid to any “covered employee” (which are defined as the Chief Executive Officer and the Company’s other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation, which constitutes “performance based compensation”, is excludable in applying the $1 million limit. Although the present compensation paid to any “covered employee” by the Company is presently less than the $1 million limit, it is the Company’s policy to qualify future compensation paid to its top executives to maximize the Company’s income tax deductions to the extent that so qualifying the compensation is not inconsistent with the Company’s fundamental compensation policies. Our Amended and Restated Stock Option Plan for Executive and Key Employees permits the Company, at its discretion, to grant options that qualify as performance-based compensation under Section 162(m) of the Code.

Compensation of the Chief Executive Officer

During the fiscal year ended June 30, 2003, the compensation of the Company’s Chief Executive Officer, Ferenc B. Szony, was a base salary of $370,000, pursuant to an employment agreement dated December 15, 1998, as amended on December 15, 1999. Under such agreement, Mr. Szony is also eligible to receive an annual base bonus of 40% of his base salary in the event the Company attains certain levels of successful operating results which may be increased by up to 200% by the Company attaining certain higher levels of operating results. In fiscal 2003, Mr. Szony earned a $198,875 performance bonus. Further, the Company entered into an agreement in fiscal 2001 to compensate Mr. Szony in the amount of $228,159 on each of December 15, 2001 and 2002. Such agreement requires Mr. Szony to be in the employ of the Company on such dates.

This report on Executive Compensation was submitted on August 20, 2003.

COMPENSATION AND GOVERNANCE COMMITTEE

David R. Grundy
Larry Tuntland
Louis J. Phillips

BOARD OF DIRECTORS

Katherene Latham
Pete Cladianos, Jr.
Pete Cladianos III
Jon N. Bengtson
Ferenc B. Szony
Louis J. Phillips
Larry Tuntland
David R. Grundy

COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS  AND INSIDER PARTICIPATION

The Board of Directors is responsible for the compensation policies of the Company with respect to its current executive officers. All of the members of the Board, except Messrs. Bengtson, Phillips, Tuntland and Grundy, are employees of the Company. Mr. Bengston was an employee of the Company from January 1996 to January 1998. No member of the Board participates in the determination of his or her own compensation.

During fiscal 2003, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation and Governance Committee.

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total shareholder return of the Company’s common stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market—U.S. Index and the Dow Jones Casinos index. The comparisons are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

Comparison of 5 Year Cumulative Total Return*

Among the Sands Regent, the Nasdaq Stock Market (U.S.) Index

and the Dow Jones US Casinos Index

*	$100 invested on June 30, 1998 in stock or index—including reinvestment of dividends. Fiscal year ending June 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “Commission”) and the Nasdaq Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of copies of such forms received by us with respect to fiscal 2003, or representations from certain reporting persons, the Insiders complied with all Section 16(a) filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent auditors of the Company for the year ended June 30, 2003 and has been selected to serve as independent audits for the year ending June 30, 2004. The independent auditors will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

If a shareholder proposes to present a proposal at our 2004 Annual Meeting, the proposal must be received by the Secretary of the Company no later than May 30, 2004. Proposals should comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail—Return Receipt Requested. The Company expects to hold the 2004 Annual Meeting of Shareholders on November 1, 2004.

If a shareholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2004 Annual Meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, we must receive notice of such proposal on or before August 18, 2004. If the notice is not received by August 18, 2004, it will be considered untimely under Rule 14a-4(c)(1) of the SEC’s proxy rules, and we will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting with respect to such proposal, if presented at the meeting.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors know of no other matters, other than those described above, which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournment or postponement of the meeting, the people voting the management proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

Pete Cladianos III

Secretary

Reno, Nevada

September 29, 2003

APPENDIX A

THE SANDS REGENT

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of The Sands Regent (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the “Nevada Revised Statutes, General Corporation Law.” Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the “Nevada Revised Statutes, General Corporation Law” to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such at the outside auditor.

Membership

The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member’s financial sophistication.

Committee Organization and Procedures

1.    The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2.    The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

3.    The Committee shall meet, in person and/or telephonically, at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

4.    The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

5.    The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities

Outside Auditor

6.    The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.

7.    The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

8.    The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

9.    The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

10.    The Committee shall review and discuss the audited financial statements with the management of the Company.

11.    The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

12.    The Committee shall, based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Internal Controls

13.    The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

14.    The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

Internal Audit

15.    The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function.

16.    Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

17.    The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

18.    The senior internal audit manager shall be granted unfettered access to the Committee.

Other Responsibilities

19.    The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

20.    The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

21.    The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

REVOCABLE PROXY

THE SANDS REGENT

ANNUAL MEETING OF SHAREHOLDERS—NOVEMBER 3, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Ferenc B. Szony and Rob Medeiros, or either of them, with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned to vote all of the shares of capital stock of The Sands Regent that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Sands Regent, and at any adjournment or postponement thereof, upon the matters described in the Proxy Statement, for the meeting to be held on November 3, 2003, as follows:

PROPOSAL NO. 1

Proposal to amend the Company’s Articles of Incorporation to eliminate the staggered Board of Directors and provide for the annual election of all Directors?

☐ FOR Approval             ☐ NOT FOR Approval             ☐ ABSTAIN

PROPOSAL NO. 2

ELECTION OF DIRECTORS:

Nominees for terms expiring in 2004 (2006 if Proposal No. 1 is not adopted and approved): Jon N. Bengtson, Larry Tuntland and David R. Grundy.

☐ VOTE FOR all nominees listed above, except             ☐ VOTE WITHHELD from all nominees.

          vote withheld from the following nominees

          (if any):

PROPOSAL NO. 3

Proposal to amend the Company’s Articles of Incorporation to reduce the votes required for certain corporate transactions from two-thirds of the shares of common stock outstanding to a majority of the shares of common stock outstanding?

☐ FOR Approval             ☐ NOT FOR Approval             ☐ ABSTAIN

OTHER

In their discretion on any other matter that may properly come before the meeting or any adjournments thereof.

☐ FOR                             ☐ AGAINST                             ☐ ABSTAIN

I DO ☐             DO NOT ☐             PLAN TO ATTEND THE ANNUAL MEETING

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR THE REMAINING ITEMS.

Please check your mailing address as shown on this Revocable Proxy. If it is inaccurate, please correct your address in the space provided below.

Dated: , 2003

Signature(s)

Signature(s)

Please date this Revocable Proxy and sign exactly as your name appears on your stock certificate. If signing as a fiduciary, please give your full title.

PLEASE MARK, SIGN, DATE, AND RETURN THIS REVOCABLE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.